State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 4 day of March 97 in the office of this Division and hereby issue this Certificate thereof.

Examiner ________ Date 3/4/97

Korla T. Woods
KORLA T. WOODS
Director

EXPEDITE

C0#102061

RECEIVED
MAR - 4 1997
Utah Div. of Corp. Comm. Code
1:50 pm

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CONSOLIDATED HOLDINGS CORP.

THE UNDERSIGNED does hereby certify that:

I am the President of CONSOLIDATED HOLDINGS CORP., a Utah corporation.

1. Article I of this Corporation's Articles of Incorporation be amended and, as amended, read as follows:

'FIRST: The name of the Corporation is PACIFIC DIVERSIFIED HOLDINGS CORP.";

2. The foregoing amendment is effective as of the opening of business on March 17, 1997.

3. Effective as of the opening of business on March 17, 1997, the Corporation's issued and outstanding shares are reverse split on a one-for-11 basis, so that each 11 shares of Common Stock, $.001 par value outstanding prior to the reverse split shall become one share of Common Stock, $.001 par value after the reverse split. The shares of common stock now issued and outstanding will thereby be reduced from 4,451,459 to 404,678; fractional shares will be increased to the next whole share.

4. The number of shares issued and outstanding and eligible to vote on the above amendment on January 31, 1997, the record date, was 4,451,459 shares of Common Stock.

5. The foregoing amendment and reverse split were adopted by the Corporation's stockholders at a Special Meeting of Stockholders on February 27, 1997.

Shareholders owning 2,375,096 shares of Common Stock voted for the amendment, and shareholders owning 2,375,096 shares of Common Stock voted for the reverse split. The shares voting for the amendment and reverse split represent a majority of the issued and outstanding shares of every class of the Corporation's stock entitled to vote on the amendment and the reverse split.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Timothy N. Vujnich, its President, and attested by Anthony D. Ribaudo, its Secretary, this 28th day of February 1997.

CONSOLIDATED HOLDINGS CORP.

By: ______________________
Timothy N. Vujnich, President

ATTEST:

By: ______________________
Anthony D. Ribaudo, Secretary

[CHCI0014.027]

7003-4-282